Exhibit 5

                          NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                             ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

            TELEPHONE:  617-439-2000          FACSIMILE:  617-973-9748

CAPE COD OFFICE                                               DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS


                                December 16, 1998


GenRad, Inc.
7 Technology Park Drive
Westford, MA  01886


Gentlemen/Ladies:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which GenRad, Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 250,000 shares of common stock, $1.00 par value per share (the "Common Stock"), issuable pursuant to the 1997 Non-Qualified Employee Stock Option Plan (the "Plan"), and an indeterminate number of shares of such Common Stock which may be issued or become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

         We are familiar with the Company's Articles of Organization and By-laws, both as amended to date (collectively, the "Organizational Documents"), and have examined the Plan and such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

         1. When issued and paid for in compliance with the terms of the Plan, the Organizational Documents and applicable state law, the 250,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and

         2. The additional shares of Common Stock which may become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in compliance with the terms of the Plan, the Organizational Documents and applicable state law, will be duly and validly issued, fully paid and non-assessable.

        We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion


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letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                             Very truly yours,

                                             /s/ Nutter, McClennen & Fish, LLP

                                             NUTTER, McCLENNEN & FISH, LLP



CA/DSS


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